Exhibit 21.1

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Amphenol Printed Circuits, Inc.	Delaware, U.S.A.	Advanced Circuit Technology, ACT
Amphenol Aerospace France, Inc.	Delaware, U.S.A.	Amphenol
Amphenol Air LB North America, Inc.	Canada	Amphenol Air LB
Amphenol Air LB GmbH	Germany	Amphenol Air LB
Amphenol Air LB International Development S.A.	Luxembourg	Amphenol Air LB
Amphenol Air LB S.A.S.	France	Amphenol Air LB
Amphenol Alden Products Co.	Delaware, U.S.A.	Alden
Amphenol Alden Products Mexico, S.A. de C.V.	Mexico	Alden
Amphenol Antel, Inc.	Illinois, U.S.A.	Amphenol Antel
Amphenol Assembletech (Xiamen) Co., Ltd.	China	Amphenol Assembletech China
Amphenol Australia Pty Ltd.	Australia	Amphenol
Amphenol Cables On Demand Corp.	Delaware, U.S.A.	Amphenol
Amphenol Commercial Products (Chengdu)	China	Amphenol
Co., Ltd.
Amphenol (Changzhou) Connector Systems Co.	China	Amphenol (Changzhou) TCS Co., Ltd.
Ltd.
Amphenol Connex Corporation	Delaware, U.S.A.	Connex
Amphenol Benelux B.V.	The Netherlands	Amphenol
Amphenol Borg Limited	England	Amphenol
Amphenol Borg Pension Trustees Ltd.	England	Amphenol
Amphenol do Brasil LTDA.	Brazil	Amphenol
Amphenol Canada Corp.	Canada	Amphenol
Amphenol Commercial and Industrial UK, Limited	England	Amphenol
Amphenol Connexus AB	Sweden	ConneXus
Amphenol Connexus Ou	Estonia	Amphenol
Amphenol-Daeshin Electronics and Precision	Korea	Amphenol Dae Shin, Dae Shin,
Co., Ltd.		Amphenol
Amphenol East Asia Electronic Technology	China	AEAL, Amphenol
(Shenzen) Co. Ltd.
Amphenol East Asia Limited	Hong Kong	Amphenol
Amphenol ETD Holding Limited	Hong Kong	Amphenol
Amphenol Foreign Sales Corporation	Barbados	Amphenol
Amphenol France S.A.S.	France	Amphenol

(1)	Each Subsidiary also does business under the corresponding corporate name listed in column 1.

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Amphenol Funding Corp.	Delaware U.S.A.	Amphenol
Amphenol Germany GmbH	Germany	Amphenol
Amphenol Gesellschaft m.b.H.	Austria	Amphenol, AVIN
Amphenol Holding UK, Limited	England	Amphenol
Amphenol Intercon Systems, Inc.	Delaware, U.S.A.	Intercon
Amphenol Interconnect India Private Limited	India	Amphenol India
Amphenol Interconnect Products Corporation	Delaware, U.S.A.	AIPC, Amphenol
Amphenol International Ltd.	Delaware, U.S.A.	Amphenol International
Amphenol Italia, S.R.L.	Italy	Amphenol
Amphenol Japan Ltd.	Japan	Amphenol
Amphenol-Kai Jack, Inc.	British Virgin Islands	Kai Jack
Amphenol-Kai Jack Industrial Co., Ltd.	Taiwan	Amphenol RF
Amphenol-Kai Jack (Shenzen), Inc.	China	Kai Jack
Amphenol Limited	England	Amphenol, LTD
Amphenol Malaysia Sdn Bhd.	Malaysia	T&M Antennas
Amphenol Netherlands Holdings 1B.V.	Netherlands	Amphenol
Amphenol Netherlands Holdings 2B.V	Netherlands	Amphenol
Amphenol Optimize Manufacturing Co.	Arizona, U.S.A.	Optimize
Amphenol Optimize Mexico S.A. de C.V.	Mexico	Optimize
Amphenol PCD, Inc.	Delaware, U.S.A.	Amphenol PCD
Amphenol PCD (Shenzen) Co., Ltd.	China	PCD
Amphenol RF Asia Corp.	British Virgin Islands	Amphenol
Amphenol Socapex S.A.S.	France	Socapex
Amphenol SV Microwave Acquisition Corp.	Delaware, U.S.A.	Amphenol SV Microwave
Amphenol T&M Antennas, Inc.	Delaware, U.S.A.	T&M Antennas, Amphenol T&M
Amphenol TCS Ireland Ltd.	Ireland	Amphenol TCS Ireland Limited
Amphenol TCS (Malaysia) Sdn Bhd	Malaysia	Amphenol TCS (Malaysia) Sdn Bhd
Amphenol TCS de Mexico S.A. de C.V.	Mexico	Amphenol TCS de Mexico S.A. de C.V.
Amphenol TCS Sweden AB	Sweden	Amphenol
Amphenol-TFC (Changzhou) Communications	China	Amphenol, Times Fiber, TFC
Equipment Co., Ltd.
Amphenol TFC do Brasil Ltda.	Brazil	Amphenol
Amphenol TFC Fios E Cabos do Brasil Ltda.	Brazil	Amphenol
Amphenol TFC MDE Participacoes Ltda.	Brazil	Amphenol
Amphenol Taiwan Corporation	Taiwan	Amphenol
Amphenol Technical Products International Co.	Canada	Technical Products International, TPI
Amphenol TPI
Amphenol Technology (Shenzen) Co. Ltd.	China	Amphenol
Amphenol Tuchel Electronics GmbH	Germany	Tuchel
Amphenol USHoldco Inc.	Delaware, U.S.A.	Amphenol
Changzhou Amphenol Fuyang Communication	China	Fuyang
Equipment Company Limited
China Merchants Zhangzhou Development Zone	China	Amphenol
Shengbaotai Electronic Assemble Ltd.
ETD Amphenol Fiber Optic Tech. (Shenzen) Co.,	China	ETD
Ltd.
Fiber Systems International, Inc.	Texas, U.S.A.	FSI
Filec Europe Centrale s.r.o.	Czech Republic	Filec
Filec Production S.A.S. France	France	Filec
Filec S.A.S.	France	Filec
FSI Holdings, Inc.	Nevada, U.S.A.	Amphenol
Guangzhou Amphenol Electronics Communication	China	Amphenol, GEC
Co., Ltd.
Guangzhou Amphenol Sincere Flex Circuits Co.,	China	Sincere
Ltd.

(1)	Each Subsidiary also does business under the corresponding corporate name listed in column 1.

	State/ Country of	Name(s) under which Subsidiary does
List of Subsidiaries	Incorporation	business (1)

Hangzhou Amphenol Phoenix Telecom	China	Phoenix
Parts Co. Ltd.
Houston/Midland Connector, Inc.	Texas, U.S.A.	Steward
KE Ostrov — Elektrik, s.r.o.	Czech Republic	Konfektion E.
Konfektion E Elektronik GmbH	Germany	Konfektion E.
Konfektion E Elektronik, spol. s.r.o.	Czech Republic	Konfektion E.
Konfektion E — CZ, s.r.o.	Czech Republic	Konfektion E.
Konfection E — SK, s.r.o.	Slovakia	Konfektion E.
Konnektech, Ltd.	Michigan, U.S.A.	Amphenol
Korea Air Electronics Co., Ltd.	Korea	KAE
LPL Technologies Holding GmbH	Germany	Amphenol
Lectric SARL	Tunisia	Amphenol
Matir, S.A.	Uruguay	Amphenol
Phoenix Korea Co., Ltd.	Korea	Phoenix Korea
Precision Cable Manufacturing Corporation de	Mexico	Amphenol
Mexico, S.A. de C.V.
Pyle-National Ltd.	England	Pyle-National
SCI Air Co.	France	Amphenol
Shanghai Amphenol Airwave Communication	China	Shanghai Airwave, T&M Antennas
Co., Ltd.
Sine Systems Corporation	Delaware, U.S.A.	Sine
Sonocable S.L.	Spain	Amphenol
Spectra Strip Limited	England	Amphenol
Steward Cable Repair, Inc.	Texas, U.S.A.	Steward
Steward Enterprises, Inc.	Texas, U.S.A.	Steward
SV Microwave Components Group, Inc.	Florida, U.S.A.	SV Microwave
SV Microwave, Inc.	Florida, U.S.A.	SV Microwave
SV Microwave Technologies, Inc.	Delaware, U.S.A.	SV Microwave
TFC South America S.A.	Argentina	Times Fiber
Tianjin Amphenol KAE Co., Ltd.	China	KAE
Tianjin HTEC Electronics Co., Ltd.	China	HTEC
Times Fiber Canada Limited	Canada	Times Fiber
Times Fiber Communications, Inc.	Delaware, U.S.A.	Times Fiber
Times Wire and Cable Company	Delaware, U.S.A.	Amphenol
U-Jin Cable Industrial Co., Ltd.	Korea	U-JIN

(1)	Each Subsidiary also does business under the corresponding corporate name listed in column 1.